UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34146 (Commission File Number)	20-3594554 (IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA (Address of principal executive offices)	99201 (Zip Code)

Registrant’s telephone number, including area code:  (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Long Term Incentive Plan Changes and Form Agreements

Clearwater Paper Corporation (the “Company”) is modifying its long-term incentive program for 2017.  The Company’s named executive officers will receive their 2017 long-term incentive plan awards in the following proportions:

	Percentage of LTIP Award
	RSUs	Options	Performance Shares
Named Executive Officers	25.0%	37.5%	37.5%

For named executive officers, the Company will use relative TSR performance for the performance shares granted for the 2017-2019 period measured against the S&P MidCap 400® Index, (excluding those companies classified as members of the GICS® Financials sector).  In addition, a majority of each 2017-2019 share grant will be based in an objective company-wide financial metric as follows:

•	60% of performance share award based on ROIC performance
•	40% of performance share award based on relative TSR

ROIC, or return on invested capital, will be measured over a three year period to focus on the delivery of financial results from the Company’s strategic initiatives and related capital expenditures.

On February 6, 2017, the Compensation Committee of the Board of Directors of the Company approved updated forms of the Company’s Performance Share Agreement, Restricted Stock Unit Agreement and Stock Option Agreement to be used from time to time by the Company under its stock incentive plan.

Updates to all form agreements include changing accelerated vesting upon the death, disability or retirement of any award recipient to be based pro rata upon the full number of months in the applicable vesting or performance period, rather than on whether the accelerated vesting event occurs the first twelve months of the awards or afterwards.

Changes to the Performance Share award form also include:

•

Changing “actual” performance measure to “target” for use in determining a payout upon a change of control in line with market practices and to accommodate performance measures based on internal performance;

•	Providing flexibility in regards to the withholding of shares to satisfy the taxes due on any share awards received; and
•	Deletion of mandatory deferral requirements for awards in excess of Section 162(m) deductible amounts.

Changes to the RSU award form also include:

•	Providing for pro rata vesting and payment (33%; 33%; 34%) over a three year period;
•	Providing flexibility in regards to the withholding of shares to satisfy the taxes due on any share awards received; and
•	Deletion of mandatory deferral requirements for awards in excess of Section 162(m) deductible amounts.

Changes to the Stock Option award form also include:

•	Providing for pro rata vesting and exercisability (33%; 33%; 34%) over a three year period.

The above summaries are qualified in their entirety by reference to the text of the Performance Share Agreement, Restricted Stock Unit Agreement and Stock Option Agreement forms which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Annual Incentive Plan Changes

The Company’s Annual Incentive Plan (the “Incentive Plan”) is designed to link compensation to annual Company performance by awarding cash bonuses for achieving pre-established performance goals.  The Company is modifying its annual incentive program for 2017 to eliminate the individual component under the Annual Incentive Plan for its named executive officers and for 2017 will replace it with a Company-wide productivity component.  This new component is intended to incentivize the Company’s named executive officers to focus on productivity and the continued delivery of financial results from the Company’s strategic and operational initiatives.  Accordingly, 100% of the named executive officers’ annual cash bonus will be based on objective, Company-wide financial performance metrics.

For 2017, the Company performance measures for named executive officers will be:

•	37.5% of target award based on EBITDA performance against target
•	37.5% of target award based on EBITDA margin performance against target
•	25% of target award based on Company-wide Productivity performance against target

If the Company does not achieve the EBITDA threshold no cash bonuses will be paid from the Annual Incentive Plan.

Based on a market assessment of comparable compensation programs, the Company increased and capped the total amount participants in the Annual Incentive Plan, including named executive officers, could be awarded under the program to 200% of target based on performance for 2017.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1	Clearwater Paper Corporation—Form of Performance Share Agreement, as amended and restated February 6, 2017, to be used for annual performance share awards approved subsequent to December 31, 2016.

10.2

Clearwater Paper Corporation—Form of Restricted Stock Unit Agreement, as amended and restated February 6, 2017, to be used for annual restricted stock unit awards approved subsequent to December 31, 2016.

10.3	Clearwater Paper Corporation—Form of Stock Option Agreement, as amended and restated February 6, 2017, to be used for annual restricted stock unit awards approved subsequent to December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2017

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Clearwater Paper Corporation—Form of Performance Share Agreement, as amended and restated February 6, 2017, to be used for annual performance share awards approved subsequent to December 31, 2016.

10.2

Clearwater Paper Corporation—Form of Restricted Stock Unit Agreement, as amended and restated February 6, 2017, to be used for annual restricted stock unit awards approved subsequent to December 31, 2016.

10.3	Clearwater Paper Corporation—Form of Stock Option Agreement, as amended and restated February 6, 2017, to be used for annual restricted stock unit awards approved subsequent to December 31, 2016.